EXHIBIT 5
BOSTON            CONNECTICUT            NEW JERSEY            NEW YORK            WASHINGTON, DC
7 Times Square
New York, NY 10036
T: (212) 297-5800 F: (212) 916-2940
www.@daypitney.com
August 7, 2009
Hudson Valley Holding Corp.
21 Scarsdale Road
Yonkers, New York 10707
     We refer to the Registration Statement on Form S-3 (the “Registration Statement”) by Hudson Valley Holding Corp. (the “Company”), a New York corporation, and Hudson Valley Capital Trust I, a Delaware statutory trust (the “Trust”), relating to (1) the trust preferred securities of the Trust (the “Trust Preferred Securities”), the Company’s (2) common stock, par value $0.20 per share (the “Common Stock”), (3) preferred stock, par value $0.01 per share (the “Preferred Stock”), (4) debt securities (the “Debt Securities”), (5) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”), (6) units consisting of any combination of two or more Securities (as defined herein) (the “Units” ), and (7) guarantee of Trust Preferred Securities issued by the Trust for the benefit of the holders of the Trust Preferred Securities (the “Guarantee”), each of which may be issued on a delayed or continuous basis from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Act”). The Common Stock, Preferred Stock, Debt Securities and Warrants are sometimes referred to herein as the “Securities.”
     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New York and of officers of the Company as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.
     Based upon the foregoing, we are of the opinion that:
     1. The Common Stock has been duly authorized and, when the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Company’s certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.
     2. The Preferred Stock has been duly authorized and, when the Registration Statement has become effective under the Act, an appropriate certificate of amendment to the Company’s certificate of incorporation relating to the Preferred Stock has been duly authorized and adopted and filed with the Division of Corporations of the Department of State of New York, the terms of the Preferred Stock and of their issuance and sale have been duly established in conformity with the Company’s certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

Hudson Valley Holding Corp.

     3. With respect to the Debt Securities, at such time as: (a) the applicable indenture (“Indenture”), in substantially the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered by the Company and the trustee named therein; (b) such trustee is qualified to act as trustee under such Indenture; (c) the forms and the terms of the Debt Securities and their issuance and sale have been approved by appropriate action of the Company, and the Debt Securities have been duly executed, authenticated and delivered by the Company, in accordance with the applicable Indenture or a supplemental indenture thereto; (d) the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); and (e) the Debt Securities have been issued and sold as contemplated by the Registration Statement, the prospectus and any prospectus supplement relating thereto and the applicable Indenture or supplemental indenture thereto, the Debt Securities will constitute legally valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     4. With respect to the Warrants, when a Warrant Agreement with respect to the Warrants has been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with such Warrant Agreement so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and countersigned in accordance with such Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     5. With respect to the Units, when a Unit Agreement with respect to the Units has been duly authorized, executed and delivered, the terms of the Units (and the underlying Securities that are components of such Units) and of their issuance and sale have been duly established in conformity with such Unit Agreement so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Units (and the underlying Securities that are components of such Units) have been duly executed and countersigned in accordance with such Unit Agreement (and, in the case of Warrants that are components of the Units, a Warrant Agreement) and issued and sold as contemplated by the Registration Statement, and assuming that the underlying Securities that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, the Units will constitute valid and binding obligations of the Company.
     6. The Trust Preferred Securities will be legally issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of the Trust, when: (i) a prospectus supplement with respect to the Trust Preferred Securities shall have been filed with the Securities and Exchange Commission (the “SEC”) in compliance with the Act and the rules and regulations thereunder; (ii) an amended and restated trust agreement (“Trust Agreement”) shall have been duly executed and delivered by each of the parties thereto and shall have been qualified under the TIA; (iii) the terms of the Trust Preferred Securities shall have been established in accordance with the Trust Agreement; and (iv) the Trust Preferred Securities shall have been duly executed, authenticated and issued in accordance with the Trust Agreement, the Registration Statement and the prospectus supplement with respect to the Trust Preferred Securities, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     7. The Guarantee will be a legally issued and binding obligation of the Company when: (i) the Guarantee Agreement shall have been qualified under the TIA; (ii) a prospectus supplement with respect to the Guarantee and the Trust Preferred Securities to which the Guarantee relates shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (iii) the Guarantee Agreement shall have been

Hudson Valley Holding Corp.

executed and delivered by the Company and a guarantee trustee; (iv) the Trust Preferred Securities to which the Guarantee relates shall have been duly issued as set forth in paragraph 6 above; and (v) the Guarantee shall have issued in accordance with the Guarantee Agreement, the Trust Agreement and related board resolutions and shall have been delivered to the purchasers of the Trust Preferred Securities to which the Guarantee relates against payment of the agreed consideration therefor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     The foregoing opinions are limited to the federal laws of the United States, the Statutory Trust Act of the State of Delaware, and the laws of the State of New York. We express no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.
Very truly yours,
/s/ Day Pitney LLP
DAY PITNEY LLP